EXHIBIT 21.01

           SUBSIDIARIES OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                                                   JURISDICTION
                                                                       OF
COMPANY NAME                                                      INCORPORATION
------------                                                      -------------

1st AgChoice, Inc.                                                South Dakota
1810 Corporation                                                  Delaware
Access CoverageCorp., Inc.                                        North Carolina
Access CoverageCorp Technologies, Inc.                            North Carolina
American Maturity Life Insurance Company                          Connecticut
BMG Capital Advisors, L.L.C.                                      Connecticut
Brazilcap Capitalizacao S.A.                                      Brazil
Business Management Group, Inc.                                   Connecticut
Capstone Risk Management, LLC                                     Delaware
CCS Commercial, L.L.C.                                            Delaware
Charles Stedman & Co., Inc.                                       Florida
CLA Corp.                                                         Connecticut
Claimplace, Inc.                                                  Delaware
Ersatz Corporation                                                Delaware
Excess Insurance Company Limited                                  U.K.
Fedcap Capitalizacao S.A.                                         Brazil
Fencourt Reinsurance Company, Ltd.                                Bermuda
First State Insurance Company                                     Connecticut
First State Management Group, Inc.                                Delaware
First State Management Group Insurance Services of
  Massachusetts, L.L.C.                                           Massachusetts
First State Management Group Insurance Services of Texas, L.L.C.  Texas
Four Thirty Seven Land Company Inc.                               Delaware
HARCO Property Services, Inc.                                     Connecticut
Hart Life Insurance Company                                       Connecticut
Hart Re Group, L.L.C.                                             Connecticut
Hartford Accident and Indemnity Company                           Connecticut
Hartford Administrative Services Company                          Minnesota
Hartford Advantage Investment, Ltd.                               Bermuda
Hartford Casualty General Agency, Inc.                            Texas
Hartford Casualty Insurance Company                               Indiana
Hartford-Comprehensive  Employee  Benefit Service  Company        Connecticut
Hartford Equity Partnership  Capital  Appreciation  Fund, LLC     Delaware
Hartford Equity Partnership  Growth Fund, LLC                     Delaware
Hartford Equity Partnership  Healthcare Fund, LLC                 Delaware
Hartford Equity  Partnership Technology Fund, LLC                 Delaware
Hartford Equity  Partnership Value Fund, LLC                      Delaware
Hartford Equity Sales Company, Inc.                               Connecticut
Hartford Financial Services, LLC                                  Delaware
Hartford Fire General Agency, Inc                                 Texas
Hartford Fire Insurance Company                                   Connecticut
Hartford Fire International (Germany) GMBH                        Germany
Hartford Fire International, Ltd.                                 Connecticut
Hartford Hedge Fund Company, LLC                                  Delaware
Hartford Hedge Fund Management, LLC                               Delaware
Hartford HLS Series Fund II, Inc.                                 Maryland
Hartford Holdings, Inc.                                           Delaware
Hartford Insurance Company of Illinois                            Illinois
Hartford Insurance Company of the Midwest                         Indiana
Hartford Insurance Company of the Southeast                       Florida
Hartford Insurance, Ltd.                                          Bermuda
Hartford Integrated Technologies, Inc.                            Connecticut
Hartford International Life Reassurance Corporation               Connecticut
Hartford International Management Services Company, L.L.C.        Delaware


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                                                                   EXHIBIT 21.01

Hartford Investment Financial Services, LLC                       Delaware
Hartford Investment Management Company                            Delaware
Hartford Investment Management K.K.                               Japan
Hartford Investment Services, Inc.                                Connecticut
Hartford Investments Canada Corp.                                 Canada
Hartford Investor Services Company, LLC                           Connecticut
Hartford Life and Accident Insurance Company                      Connecticut
Hartford Life and Annuity Insurance Company                       Connecticut
Hartford Life Group Insurance Company                             Illinois
Hartford Life Insurance Company                                   Connecticut
Hartford Life Insurance KK                                        Japan
Hartford Life International, Ltd.                                 Connecticut
Hartford Life, Inc.                                               Delaware
Hartford Life, Ltd.                                               Bermuda
Hartford Lloyds Corporation                                       Texas
Hartford Lloyds Insurance Company                                 Texas
Hartford Management, Ltd.                                         Bermuda
Hartford Management Services Limited                              U.K.
Hartford of Florida, L.L.C.                                       Florida
Hartford RE Company                                               Connecticut
Hartford Residual Markets, L.L.C.                                 Connecticut
Hartford Risk Management, Inc.                                    Delaware
Hartford Securities Distribution Company, Inc.                    Connecticut
Hartford Series Fund, Inc.                                        Maryland
Hartford Specialty Company                                        Delaware
Hartford Specialty Insurance Services of Texas, LLC               Texas
Hartford Technology Service Company                               Connecticut
Hartford Technology Services Company, L.L.C.                      Delaware
Hartford Underwriters Insurance Company                           Connecticut
HartRe Company, L.L.C.                                            Connecticut
Heritage Holdings, Inc.                                           Connecticut
Heritage Reinsurance Company, Ltd.                                Bermuda
HL Investment Advisors, L.L.C.                                    Connecticut
Horizon Management Group, L.L.C.                                  Delaware
Horizon Portfolio Management Ltd.                                 U.K.
HRA Brokerage Services, Inc.                                      Connecticut
HRA Inc.                                                          Connecticut
Icatu Hartford Administracao de Beneficios LTDA                   Brazil
Icatu Hartford Administraca0 de Recursos LTDA                     Brazil
Icatu Hartford Capitalizacao S.A.                                 Brazil
Icatu Hartford Fundo de Pensao                                    Brazil
Icatu Hartford Seguros S.A.                                       Brazil
International Corporate Marketing Group, LLC                      Delaware
ISOP Financing Company Limited Partnership                        Connecticut
ITT New England Management Company, Inc.                          Massachusetts
New England Insurance Company                                     Connecticut
New England Reinsurance Corporation                               Connecticut
New Ocean Insurance Company, Ltd.                                 Bermuda
Nutmeg Administrator, LLC                                         Delaware
Nutmeg Insurance Agency, Inc.                                     Connecticut
Nutmeg Insurance Company                                          Connecticut
Nutmeg Life Insurance Company                                     Iowa
Omni General Agency, Inc.                                         Texas


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                                                                   EXHIBIT 21.01


Omni Indemnity Company                                            Illinois
Omni Insurance Company                                            Illinois
Omni Insurance Group, Inc.                                        Georgia
P2P Link LLC                                                      Delaware
Pacific Insurance Company, Limited                                Connecticut
Personal Lines Insurance Center, Inc.                             Connecticut
Planco Financial Services, Inc.                                   Pennsylvania
Planco Incorporated                                               Pennsylvania
PPL Holdings LLC                                                  Delaware
Property and Casualty Insurance Company of Hartford               Indiana
Sentinel Insurance Company, Ltd.                                  Connecticut
Servus Life Insurance Company                                     Connecticut
Specialty Insurance Agency, LLC                                   Delaware
Specialty Risk Services, Inc.                                     Delaware
Terry Associates Inc.                                             Connecticut
The Confluence Group, Inc.                                        Connecticut
The Evergreen Group Incorporated                                  New York
The Hartford Club of Simsbury, Inc.                               Connecticut
The Hartford Fidelity & Bonding Company                           Connecticut
The Hartford Income Shares Fund, Inc.                             Maryland
The Hartford International Financial Services Group, LLC          Delaware
The Hartford Mutual Funds, Inc.                                   Maryland
The Hartford Mutual Funds II, Inc.                                Maryland
Thesis, S.A.                                                      Argentina
Trumbull Finance, L.L.C.                                          Connecticut
Trumbull Flood Management, L.L.C.                                 Connecticut
Trumbull Insurance Company                                        Connecticut
Trumbull Recovery Services, Inc.                                  Florida
Trumbull Services, L.L.C.                                         Connecticut
Twin City Fire Insurance Company                                  Indiana
United Premium Capital, L.L.C.                                    Connecticut
Vanguarda Cia de Seguros Gerais                                   Brazil
Woodbury Financial Agency NM, Inc.                                New Mexico
Woodbury Financial Insurance Agency MA, Inc.                      Massachusetts
Woodbury Financial Agency TX, Inc.                                Texas
Woodbury Financial Services, Inc.                                 Minnesota
XDimensional Technologies, Inc.                                   California




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